                                                                  Exhibit 99.3

    BOSTON LIFE SCIENCES TO HIGHLIGHT DIAGNOSTIC AND THERAPEUTIC PROGRAMS IN
      ATTENTION DEFICIT HYPERACTIVITY DISORDER AT BIO 2000 CEO CONFERENCE

  Potential Importance of Altropane in Diagnosis of ADHD discussed in current
                             Boston Globe Magazine

February 11, 2000--Boston, MA--Boston Life Sciences' (NASDAQ: BLSI) will review the clinical development strategy for its Attention Deficit Hyperactivity Disorder (ADHD) diagnostic and therapeutic technologies at the BIO 2000 CEO & Investor Conference in New York on Wednesday, February 16th.

The Company's diagnostic radioimaging agent, Altropane(TM), and its potential application as the first objective, biochemical test for Attention Deficit Hyperactivity Disorder (ADHD) is discussed in the current February 6, 2000 issue of the Boston Globe Magazine. The Boston Globe article details the growing concern among parents, educators and health professionals regarding the accuracy of current purely psychosocial criteria used to diagnose ADHD, particularly in children, and the related problem of the inappropriate use of potentially addictive stimulant medication for this poorly-defined condition.

The potential utility of Altropane as an ADHD diagnostic was also previously featured in the November 22, 1999 issue of Business Week. The initial clinical study results demonstrating that Altropane could detect a significantly abnormal elevation in the number of dopamine transporters (DATs) in the brains of subjects with longstanding ADHD were published in the December 17, 1999 issue of the prestigious British medical journal The Lancet.

The Company expects to initiate its Phase II clinical trial at the end of the first quarter of 2000, and will be submitting a Fast Track application for Altropane in the ADHD indication based on `unmet medical need', since there is presently no objective biologic test for ADHD available.

It is currently estimated that approximately 1.5 million adults and 5 million children are categorized as ADHD, and an additional 500,000 new cases are identified annually. The Company believes that Altropane, if approved, has the potential to become one of the largest selling radiopharmaceuticals ever developed.

The Company will also provide an important update at the BIO 2000 Conference of its program to develop therapies for both Parkinson's Disease and ADHD.

BLSI is developing novel diagnostics for Parkinson's Disease and ADHD as well as treatments for cancer, autoimmune diseases, and central nervous system disorders. In addition to Altropane, BLSI's products in preclinical development include: Troponin I, a naturally-occurring anti-angiogenesis factor for the treatment of solid tumors; AF-1 and Inosine, nerve growth factors for the treatment of acute and chronic CNS disorders; fusion toxins for the treatment of cancer and multiple sclerosis; and transcription factors that may control the expression of molecules associated with autoimmune disease and allergies.

Statements made in this press release other than statements of historical fact represent forward-looking statements. Such statements include, without limitation, statements regarding expectations or beliefs as to future results or events, such as expected timing and results of clinical trials, discussions with regulatory agencies, schedules of IND, NDA and all other regulatory submissions, the timing of product introductions, the possible approval of products, the market size for the Company's products and possible advantages of the Company's products. All such forward-looking statements involve substantial risks and uncertainties and actual results may vary materially from these statements. Factors that may affect future results include: regulatory decisions, results of scientific data from clinical trials; delays in the regulatory or development processes; the ability to obtain intellectual property protection, the outcome of discussions with potential partners, the availability and adequacy of financial resources, market acceptance of the Company's products and other possible risks and uncertainties that have been noted in reports filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K/A.

For further information, please contact:


Media                                    Investors                           Corporate
Jim Weinrebe                             Maria Zapf                          Boston Life Sciences, Inc.
Schwartz Communications                  Boston Life Sciences, Inc.          Marc Lanser, MD
781.684.0770                             617.425.0200                        Chief Scientific Officer
                                         www.bostonlifesciences.com          617.425.0200


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